UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: August 10, 2015
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 10, 2015, Sun Communities, Inc. (the “Company”) repurchased 4,021,433 shares of its 6.50% Series A-4 Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series A-4 Preferred Shares”), at a purchase price equal to $31.08 per share (the “Sale Price”). As previously reported in the Company’s Current Report on Form 8-K filed on July 30, 2015, the repurchases were pursuant to a Repurchase Agreement dated July 29, 2015 (the “Repurchase Agreement”) between the Company and certain holders of Series A-4 Preferred Shares, under which the Company agreed to repurchase up to 5,926,322 Series A-4 Preferred Shares. The Sale Price consists of a price per share of $30.90 plus $0.18 for accrued and unpaid distributions from and including June 30, 2015 to, but not including, August 10, 2015. Each Series A-4 Preferred Share has a liquidation preference of $25.00 per share, and is convertible into approximately 0.4444 shares of the Company’s common stock. The rights of the holders of the Series A-4 Preferred Shares to sell such shares under the Repurchase Agreement have expired. After the repurchase of the Series A Preferred Shares described above, there are 2,343,337 Series A-4 Preferred Shares outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: August 14, 2015	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer